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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                                                        Name Under Which
         Name                     Jurisdiction          Business Conducted
         ----                     ------------          -------------------

Delta Recycling Corp.             Florida               Delta Recycling
Delrock Management Corp.          Florida               Delrock Management
Delta Transfer Corp.              Florida               Delta Transfer
Eastern Recycling, Inc.           Florida               Eastern Recycling
Delta Resources Corp.             Florida               Delta Resources
Delta Waste Corp.                 Florida               Delta Waste
Delta Tall Pines Corp.            Florida               Delta Tall Pines
Delta Site Development Corp.      Florida               Delta Site Development
Delta Dade Recycling Corp.        Florida               Delta Dade Recycling